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                                                                    EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RESTATED NET INCOME PER SHARE (1)

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                                                                       Three Months Ended                  Six Months Ended
                                                                            June 30,                            June 30,
(In thousands, except for per share data)                            1999               1998              1999            1998
                                                                    -------            -------          -------         -------

Basic net income per common share:
       Net income                                                   $49,459            $46,787          $93,111         $92,555

       Average common shares outstanding                             29,925             31,918           30,039          32,173
                                                                    -------            -------          -------         -------

           Basic net income per common share                         $ 1.65             $ 1.47           $ 3.10          $ 2.88
                                                                    =======            =======          =======         =======


Diluted net income per common share:

       Net income                                                   $49,459            $46,787          $93,111         $92,555
                                                                    -------            -------          -------         -------

       Average common shares outstanding                             29,925             31,918           30,039          32,173
       Net shares to be issued upon exercise of dilutive
          stock options after applying treasury stock method            188                201              126             188
                                                                    -------            -------          -------         -------

       Average shares outstanding                                    30,113             32,119           30,165          32,361
                                                                    -------            -------          -------         -------

           Diluted net income per common share                       $ 1.64             $ 1.46           $ 3.09          $ 2.86
                                                                    =======            =======          =======         =======

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(1) Restated to conform with Statement of Financial Accounting Standards
No. 128, Earnings per Share.